Exhibit 99

Investor Inquiries                                    Media Inquiries
Cindy Klimstra                                        Gary Ross
Director, Investor Relations                          Manager, Corporate PR
(847) 968-0268                                        (847) 371-5048


                        CDW Reports Third Quarter Results
 Company Achieves Record Quarterly Net Income of $65.2 Million and Record EPS of
                                     $0.76

     o    Record sales: $1.511 billion (24% increase year-over-year)

     o Record average daily sales: $23.6 million (24% increase year-over-year)

     o    Record net income: $65.2 million (46% increase year-over-year)

     o    Record earnings per share: $0.76 (46% increase year-over-year)

VERNON HILLS, Ill. - October 19, 2004, as corrected on October 26, 2004 -
CDW Corporation (NASDAQ: CDWC) achieved record quarterly results for sales, average daily sales, net income and earnings per share in the third quarter of 2004.

Third quarter sales totaled $1.511 billion, an increase of 24 percent versus the prior year quarter. Third quarter net income was $65.2 million, an increase of 46 percent versus the third quarter of 2003. Diluted earnings per share in the third quarter of 2004 were $0.76, an increase of 46 percent compared to earnings per share of $0.52 in the third quarter of 2003, which included $0.06 per share of transaction and integration expenses relating to the purchase of selected U.S. assets and the Canadian operations of Micro Warehouse in September 2003.

"We are pleased to deliver another quarter of record sales, net income and earnings per share. Our profitability remained strong as we continued to gain market share," said John A. Edwardson, chairman and chief executive officer. "The third quarter is typically our strongest quarter, due to the impact of fiscal year-end IT spending by federal government agencies. Within our public sector segment, we focused on funded opportunities among our federal customers, and experienced accelerated sales in this channel towards the end of the quarter. In addition, overall demand from our small and medium-sized business customers remained stable throughout the quarter."

Average daily sales for the third quarter of 2004 were $23.6 million compared to $19.1 million in the third quarter of 2003, representing a 24 percent increase. Total sales in the third quarter of 2004 were $1.511 billion compared to $1.223 billion in the prior period. The third quarter of 2004 and the third quarter of 2003 both had 64 billing days. Included in the third quarter of 2004 and for a portion of September 2003 were sales made by former members of the Micro Warehouse sales force who joined CDW in September 2003 in conjunction with the Micro Warehouse transactions. CDW completed the purchase of selected U.S. assets of Micro Warehouse on September 9, 2003, and completed the purchase of Micro Warehouse Canada Ltd. operations on September 23, 2003.

     o Third quarter 2004 average daily sales for the corporate sector were $17.1 million, representing a 25 percent increase over last year. Total corporate sector sales in the third quarter of 2004 were $1.096 billion compared to $878.4 million in the third quarter of 2003.


                                  Page 1 of 8
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     o    Third quarter 2004 average daily sales for the public sector were $6.5 million, representing a 20 percent increase over last year. Total public sector sales in the third quarter of 2004 were $414.8 million compared to $344.4 million in the third quarter of 2003.

     o In the third quarter of 2004, double-digit unit volume growth was achieved in most product categories on a year-over-year basis. The unit volumes of desktop CPUs, server CPUs, software, data storage, and multi-media increased more than 30 percent over the prior year quarter. The unit volumes of notebook CPUs, notebook accessories, printers, video, and input devices increased between 20 percent and 30 percent over the prior year quarter.

     o Direct web sales were $406 million in the third quarter of 2004, representing a 44 percent increase compared to the same period a year ago, and comprised 27 percent of total sales. Direct web sales improve productivity for CDW customers and their account managers and allow CDW customers to shop directly online.

Gross profit margin was 15.1 percent this quarter compared to 14.4 percent in the same period of 2003, primarily due to an increase in vendor rebates and an increase in net service contract revenue. An increase in cooperative advertising funds included as a reduction of cost of sales was offset by freight promotions and other changes in cost of sales.

Selling and administrative expenses as a percentage of sales were 6.5 percent this quarter compared to 6.9 percent in the third quarter of 2003. Selling and administrative expenses in the third quarter of 2003 included $6.9 million of transaction and integration expenses related to the Micro Warehouse transactions. Excluding this $6.9 million of expenses, and therefore on a non-GAAP basis, selling and administrative expenses in the third quarter of 2003 were 6.4 percent of sales. The increase in selling and administrative expenses in 2004 is primarily the result of continued investment in expanding CDW's sales force and increases in certain administrative functions to support a larger business. The non-GAAP selling and administrative expenses information is included to provide meaningful comparisons to prior periods.

September 2004 average daily sales were $25.1 million, compared to $22.0 million in September 2003, representing a 14 percent increase. Total September 2004 sales were $527 million compared to $461 million in the prior period. Both September 2004 and September 2003 had 21 billing days. The corporate and public sector segments both generated double-digit growth in September 2004.

Edwardson said, "The foundation of our success is based on all of our coworkers' dedication to customer service, operational excellence, and improving productivity."

The company plans to release October sales on Tuesday, November 9, 2004, and host and webcast its annual Analyst Day event on Wednesday, November 10, 2004, which will be held at its Mettawa, Illinois, sales office.


Forward Looking Statement

Any forward-looking statements contained in this release are based on the Company's beliefs and expectations as of the date of this release and are subject to certain risks and uncertainties which may have a significant impact on the Company's business, operating results or financial condition. Should any risk or uncertainty materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described in forward-looking statements. Factors affecting the Company's business and prospects are discussed in the Company's filings with the Securities and Exchange Commission.

About CDW

CDW(R) (NASDAQ: CDWC), ranked No. 376 on the FORTUNE 500, is a leading provider of technology products and services for business, government and education. CDW is a principal source of technology from top name brands such as Adobe, APC, Apple, Cisco, HP, IBM, Microsoft, Sony, Symantec, Toshiba and ViewSonic.

CDW was founded in 1984 and today employs approximately 3,700 coworkers. In 2003, the company generated net sales of approximately $4.7 billion. CDW's direct model offers one-on-one relationships with knowledgeable account managers; purchasing by telephone, fax, the company's award-winning CDW.com Web site, customized CDW@work(TM) extranets, CDWG.com Web site and macwarehouse.com Web site; custom configured solutions and same day shipping; and pre- and post-sales technical support, with more than 100 factory-trained and A+ certified technicians on staff.

A live Web cast of CDW's management discussion of the third quarter will be available at www.cdw.com/investor. The Web cast will begin today, October 19, 2004, at 8:30 a.m. EDT / 7:30 a.m. CDT. An audio replay of the call will also be available at www.cdw.com/investor until October 29, 2004. Additional financial and operational data is provided in a series of supplemental slides available at www.cdw.com/investor.

                         For more information about CDW:
 Visit CDW on the Internet at http://www.cdw.com. Contact CDW Investor Relations via the Internet at investorrelations@cdw.com or by
                           telephone at 847-371-2262.



                                       ###


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

                                                   CDW CORPORATION AND SUBSIDIARIES
                                              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                                 (in thousands, except per share data)



                                         Three Months Ended September 30,           Nine Months Ended September 30,
                                      ---------------------------------------    --------------------------------------
                                            2004                 2003                  2004                 2003
                                      ------------------   ------------------    -----------------    -----------------

Net sales                              $      1,511,054     $      1,222,785     $      4,230,647      $     3,315,700
Cost of sales                                 1,283,098            1,046,561            3,583,698            2,835,630
                                      ------------------   ------------------    -----------------    -----------------

Gross profit                                    227,956              176,224              646,949              480,070

Selling and administrative
expenses                                         97,887               84,657              288,049              221,728
Net advertising expense                          24,005               19,004               67,509               46,842
                                      ------------------   ------------------    -----------------    -----------------

Income from operations                          106,064               72,563              291,391              211,500

Interest income                                   2,333                1,573                6,246                5,671
Other expense, net                                (422)                (410)              (1,459)              (1,250)
                                      ------------------   ------------------    -----------------    -----------------

Income before income taxes                      107,975               73,726              296,178              215,921

Income tax provision                             42,797               29,122              117,432               85,289
                                      ------------------   ------------------    -----------------    -----------------

Net income                             $         65,178     $         44,604     $        178,746      $       130,632
                                       ================     ================     ================      ===============

Earnings per share:
     Basic                             $           0.78     $           0.54     $           2.14      $          1.57
                                       ================     ================     ================      ===============
     Diluted                           $           0.76     $           0.52     $           2.06      $          1.52
                                       ================     ================     ================      ===============

Weighted-average number of
   common shares outstanding:
     Basic                                       83,047               82,791               83,466               83,367
                                       ================     ================     ================      ===============
     Diluted                                     85,957               85,786               86,675               86,024
                                       ================     ================     ================      ===============

Dividends per share                    $           0.00     $           0.30     $           0.36      $          0.30
                                       ================     ================     ================      ===============

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

                                                   CDW CORPORATION AND SUBSIDIARIES
                                                 CONDENSED CONSOLIDATED BALANCE SHEETS
                                                            (in thousands)




                                                                   September 30,            December 31,           September 30,
                                                                        2004                    2003                   2003
                                                                    --------------          --------------         ---------------

Assets
Current assets:
     Cash, cash equivalents and marketable securities               $      632,573 (1)      $      562,360         $       528,965
     Accounts receivable, net of allowance for doubtful
      accounts of $10,551, $10,057 and $10,018 respectively                545,459                 444,000                 455,569
     Merchandise inventory                                                 214,451                 183,890                 189,950
     Miscellaneous receivables                                              27,610                  28,517                  21,008

     Deferred income taxes                                                  12,147                  12,147                  11,757
     Prepaid expenses                                                        5,006                   3,994                   5,470
                                                                    --------------          --------------         ---------------
          Total current assets                                           1,437,246 (1)           1,234,908               1,212,719

Property and equipment, net                                                 67,343                  62,323                  62,906
Other assets                                                                14,743                  14,401                  17,321
                                                                    --------------          --------------         ---------------

               Total assets                                         $    1,519,332 (1)      $    1,311,632         $     1,292,946
                                                                    ==============          ==============         ===============


Liabilities and Shareholders' Equity

Current liabilities:
     Accounts payable                                               $      231,748          $      149,074         $       204,149
     Accrued expenses and other current liabilities                        121,012 (1)              99,389                  87,395
                                                                    --------------          --------------         ---------------

          Total current liabilities                                        352,760 (1)             248,463                 291,544

Minority interest                                                                -                   1,985                       -

Shareholders' equity:

          Total shareholders' equity                                     1,166,572               1,061,184               1,001,402
                                                                    --------------          --------------         ---------------

               Total liabilities and shareholders' equity          $     1,519,332 (1)     $     1,311,632         $     1,292,946
                                                                    ==============          ==============         ===============


Note:  Certain prior period amounts have been reclassified to conform with the current period's presentation.

(1) These amounts have been revised from the amounts shown in the Press Release originally issued on October 19, 2004. The revised amounts reflect the impact of a balance sheet reclassification between "Cash, cash equivalents and marketable securities" and "Accrued expenses and other current liabilities" in the amount of $7,243,000 at September 30, 2004. The reclassification followed the discovery of an inadvertent error in the accounting for certain income tax payments made during the third quarter of 2004. As revised, the Press Release properly reflects these payments.

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                                                   CDW CORPORATION AND SUBSIDIARIES
                                                     SEGMENT REPORTING INFORMATION
                                                            (in thousands)





                                                     Three Months Ended September 30, 2004
                                 -------------------------------------------------------------------------------
                                     Corporate         Public Sector        Eliminations        Consolidated
                                 -------------------------------------------------------------------------------

External customer sales            $     1,096,222     $        414,832    $           -       $      1,511,054
Transfers between segments                 403,922                 -              (403,922)                -
                                 ------------------  ------------------- ------------------- -------------------

Total net sales                    $     1,500,144     $        414,832    $      (403,922)    $      1,511,054
                                 ==================  =================== =================== ===================

Income from operations             $        90,579     $         15,485    $           -       $        106,064
                                 ==================  =================== ===================

Net interest income and
other expense                                                                                             1,911
                                                                                             -------------------

Income before income taxes                                                                     $        107,975
                                                                                             ===================

Total assets                       $     1,450,106 (1) $        193,329    $      (124,103)    $      1,519,332 (1)
                                 ==================  =================== =================== ===================




                                                     Three Months Ended September 30, 2003
                                 -------------------------------------------------------------------------------
                                     Corporate         Public Sector        Eliminations        Consolidated
                                 -------------------------------------------------------------------------------

External customer sales            $       878,393     $        344,392    $            -      $      1,222,785
Transfers between segments                 340,808                  -             (340,808)                 -
                                 ------------------  ------------------- ------------------- -------------------

Total net sales                    $     1,219,201     $        344,392    $      (340,808)    $      1,222,785
                                 ==================  =================== =================== ===================

Income from operations             $        63,721     $          8,842    $            -      $         72,563
                                 ==================  =================== ===================

Net interest income and
other expense                                                                                             1,163
                                                                                             -------------------

Income before income taxes                                                                     $         73,726
                                                                                             ===================

Total assets                       $     1,247,215     $        166,646    $      (120,915)    $      1,292,946
                                 ==================  =================== =================== ===================

(1) These amounts have been revised from the amounts shown in the Press Release originally issued on October 19, 2004. The revised amounts reflect the impact of a balance sheet reclassification between "Cash, cash equivalents and marketable securities" and "Accrued expenses and other current liabilities" in the amount of $7,243,000 at September 30, 2004. The reclassification followed the discovery of an inadvertent error in the accounting for certain income tax payments made during the third quarter of 2004. As revised, the Press Release properly reflects these payments.


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                                  Page 6 of 8

                                                   CDW CORPORATION AND SUBSIDIARIES
                                                     SEGMENT REPORTING INFORMATION
                                                            (in thousands)





                                                      Nine Months Ended September 30, 2004
                                 -------------------------------------------------------------------------------
                                     Corporate         Public Sector        Eliminations        Consolidated
                                 -------------------------------------------------------------------------------

External customer sales            $     3,253,127     $        977,520    $           -       $      4,230,647
Transfers between segments                 936,008                 -              (936,008)                -
                                 ------------------  ------------------- ------------------- -------------------

Total net sales                    $     4,189,135     $        977,520    $      (936,008)    $      4,230,647
                                 ==================  =================== =================== ===================

Income from operations             $       262,048     $         29,343    $           -       $        291,391
                                 ==================  =================== ===================

Net interest income and
other expense                                                                                             4,787
                                                                                             -------------------

Income before income taxes                                                                     $        296,178
                                                                                             ===================

Total assets                       $     1,450,106 (1) $        193,329    $      (124,103)    $      1,519,332 (1)
                                 ==================  =================== =================== ===================




                                                      Nine Months Ended September 30, 2003
                                 -------------------------------------------------------------------------------
                                     Corporate         Public Sector        Eliminations        Consolidated
                                 -------------------------------------------------------------------------------

External customer sales            $     2,530,166     $        785,534    $            -      $      3,315,700
Transfers between segments                 759,963                  -             (759,963)                 -
                                 ------------------  ------------------- ------------------- -------------------

Total net sales                    $     3,290,129     $        785,534    $      (759,963)    $      3,315,700
                                 ==================  =================== =================== ===================

Income from operations             $       192,827     $         18,673    $            -      $        211,500
                                 ==================  =================== ===================

Net interest income and
other expense                                                                                             4,421
                                                                                             -------------------

Income before income taxes                                                                     $        215,921
                                                                                             ===================

Total assets                       $     1,247,215     $        166,646    $      (120,915)    $      1,292,946
                                 ==================  =================== =================== ===================

(1) These amounts have been revised from the amounts shown in the Press Release originally issued on October 19, 2004. The revised amounts reflect the impact of a balance sheet reclassification between "Cash, cash equivalents and marketable securities" and "Accrued expenses and other current liabilities" in the amount of $7,243,000 at September 30, 2004. The reclassification followed the discovery of an inadvertent error in the accounting for certain income tax payments made during the third quarter of 2004. As revised, the Press Release properly reflects these payments.


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

                                                   CDW CORPORATION AND SUBSIDIARIES
                                                            OPERATING DATA



----------------------------------------------------------------------------------------------------------------------
                                                        Three Months Ended                 Nine Months Ended
                                                          September 30,                      September 30,
                                                ----------------------------------------------------------------------
                                                      2004              2003             2004              2003
                                                ----------------------------------------------------------------------
% of sales to commercial customers                          98.3%            98.2%             98.0%            98.0%
Number of invoices processed                            1,566,776        1,287,675         4,773,076        3,834,742
Average invoice size                                       $1,040             $989              $961             $917
Direct web sales (000's)                                 $405,596         $281,446        $1,136,959         $755,779
Sales force, end of period                                  1,880            1,459             1,880            1,459
Annualized inventory turnover  (1)                             24               25                24               24
Accounts receivable - days sales outstanding                   33               34                35               38
----------------------------------------------------------------------------------------------------------------------

     (1) Starting in the third quarter of 2004, annualized inventory turnover is computed on an average daily basis. Prior periods have been restated using the new method.

     Note: 2003 statistics exclude Micro Warehouse except for annualized inventory turnover and accounts receivable - days sales outstanding.
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